CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the inclusion of our report dated June 4, 2007, relating to the December 31, 2006 and 2005 consolidated financial statements of Emerald Dairy Inc. in this Registration Statement on Form SB-2 and to the reference to our Firm under the caption “Experts” in the Prospectus which is a part of such Registration Statement.

MURRELL, HALL, MCINTOSH & CO., PLLP

Oklahoma City, OK
February 12, 2008